Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS RECORD
2005 THIRD QUARTER FINANCIAL RESULTS
     KILGORE, Texas, November 9, 2005 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the third quarter ended September 30, 2005.
     MMLP reported net income for the third quarter of 2005 of $4.8 million, or $0.56 per limited partner unit, the highest quarterly net income in the history of MMLP. This compared to net income for the third quarter of 2004 of $1.9 million, or $0.22 per limited partner unit. Revenues for the third quarter of 2005 were $112.8 million compared to $72.2 million for the third quarter of 2004. Quarterly results reflect a $0.6 million ($0.07 per limited partner unit) charge for casualty losses suffered in connection with Hurricanes Katrina and Rita. This charge was more than offset by enhanced LPG margins resulting from rapid LPG price increases due to the hurricanes.
     Net income for the nine months ended September 30, 2005 was $11.3 million, or $1.31 per limited partner unit, compared to net income for the nine months ended September 30, 2004 of $7.9 million, or $0.93 per limited partner unit. Revenues for the first nine months of 2005 were $293.8 million compared to $202.5 million during the same period of 2004.
     The Company’s distributable cash flow for the third quarter of 2005 was $7.0 million, compared to $4.0 million for the third quarter of 2004. The Company’s distributable cash flow for the nine months ended September 30, 2005 was $16.7 million, compared to $12.5 million for the same period of 2004. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of September 30, 2005 and December 31, 2004, its Consoldiated and Condensed Statements of Operations for the three and nine months ended September 30, 2005 and 2004, and its Consolidated and Condensed Statements of Cash Flows for the nine months ended September 30, 2004 and 2005, respectively. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 9, 2005.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “I am pleased to report that despite the specific challenges of Hurricanes Katrina and Rita, we were able to deliver a record quarter in terms of net income, net income per limited partner unit and distributable cash flow. I want to commend our employees who were in the path of these two hurricanes and did an outstanding job meeting these challenges. Their efforts helped restore our operations quickly and safely.

This strong performance enabled us to raise our quarterly distributions by $0.02 per limited partner unit payable November 14, 2005. This is our third increase this year and represents a 8.6% distribution increase for 2005 as compared to 2004. We anticipate closing our pending acquisition of Prism Gas Systems in mid-November, which we continue to believe will be accretive upon full integration of the Prism assets.”
Investors’ Conference Call
     An investor’s conference call to review the third quarter results will be held on November 11, 2005, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 4:00 p.m. Central Time on November 11, 2005 through 11:59 p.m. Central Time on November 17, 2005. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 176236. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners provides terminalling and storage, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns CF Martin Sulphur L.P., which operates a sulfur terminalling, transportation and distribution business. MMLP operates primarily in the Gulf Coast region of the United States.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties and anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information constitutes a non-GAAP financial measure within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus proceeds from sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), plus amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows), less equity in earnings (loss) from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations). MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Condensed Statements of Cash Flows. For the third quarter of 2005, MMLP had $0.9 million in maintenance capital expenditures and $24.8 million in expansion capital expenditures. For the nine months ended September 30, 2005, MMLP had $3.2 million in maintenance capital expenditures and $33.1 million in expansion capital expenditures. For the third quarter of 2004, MMLP had $1.7 million of maintenance capital expenditures and $1.1 million in expansion capital expenditures. For the nine months ended September 30, 2004, MMLP had $3.7 million of maintenance capital expenditures and $28.9 million in expansion capital expenditures.
Contacts:
     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September	December 31,
	30, 2005	2004
	(Unaudited)	(Audited)
Assets
Cash	$3,116	$3,184
Accounts and other receivables, less allowance for doubtful accounts of $274 and $427	50,796	43,526
Product exchange receivables	3,615	50
Inventories	34,554	23,165
Due from affiliates	1,098	1,892
Other current assets	532	724

Total current assets	93,711	72,541

Property, plant, and equipment, at cost	200,410	148,241
Accumulated depreciation	(55,958)	(38,472)

Property, plant and equipment, net	144,452	109,769

Goodwill	7,455	2,922
Other assets, net	9,616	3,100

	$255,234	$188,332

Liabilities and Partners’ Capital

Current installments of notes payable	582	$—
Trade and other accounts payable	46,168	26,537
Product exchange payables	9,824	9,081
Due to affiliates	1,216	429
Other accrued liabilities	3,291	2,443

Total current liabilities	61,081	38,490

Long-term debt	120,422	73,000
Other long-term obligations	888	1,308

Total liabilities	182,391	112,798

Partners’ capital	72,843	75,534
Commitments and contingencies

	$255,234	$188,332

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Terminalling and storage	$5,782	$5,194	$16,858	$12,623
Marine transportation	8,578	8,394	26,634	25,079
Product sales:
LPG distribution	71,732	51,527	199,487	136,349
Sulfur	16,803	—	17,743	—
Fertilizer	7,565	5,016	25,980	22,397
Terminalling and storage	2,320	2,059	7,114	6,063

	98,420	58,602	250,324	164,809

Total revenues	112,780	72,190	293,816	202,511

Costs and expenses:
Cost of products sold:
LPG distribution	68,140	49,697	192,187	132,467
Sulfur	11,331	—	12,030	—
Fertilizer	6,343	4,589	21,955	19,434
Terminalling and storage	1,950	1,668	5,969	4,991

	87,764	55,954	232,141	156,892

Expenses:
Operating expenses	13,423	9,012	32,778	24,995
Selling, general and administrative	1,848	1,747	5,420	4,672
Depreciation and amortization	3,312	2,404	8,672	6,276

Total costs and expenses	106,347	69,117	279,011	192,835

Operating income	6,433	3,073	14,805	9,676

Other income (expense):
Equity in earnings of unconsolidated entities	27	(359)	222	532
Interest expense	(1,639)	(876)	(3,834)	(2,338)
Other, net	25	24	127	52

Total other income (expense)	(1,587)	(1,211)	(3,485)	(1,754)

Net income	$4,846	$1,862	$11,320	$7,922

General partner’s interest in net income	$97	$37	$226	$158
Limited partners’ interest in net income	$4,749	$1,825	$11,094	$7,764
Net income per limited partner unit	$0.56	$0.22	$1.31	$0.93
Weighted average limited partner units	8,475,862	8,475,862	8,475,862	8,307,139
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net income	$11,320	$7,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,672	6,276
Amortization of deferred debt issuance costs	396	725
Gain on sale of property, plant and equipment	—	(9)
Equity in earnings of unconsolidated entities	(222)	(532)

Change in current assets and liabilities, excluding effects of acquisitions and dispositions:

Accounts and other receivables	261	(5,466)
Product exchange receivables	(3,565)	1,625
Inventories	(6,454)	(2,280)
Due from affiliates	794	(3,095)
Other current assets	200	(176)
Trade and other accounts payable	11,495	1,768
Product exchange payables	626	1,008
Due to affiliates	787	(350)
Other accrued liabilities	412	473
Change in other non-current assets-net	(446)	—

Net cash provided by operating activities	24,276	7,889

Cash flows from investing activities:
Payments for property, plant and equipment	(12,264)	(4,335)
Acquisitions	(29,227)	(29,251)
Proceeds from sale of property, plant and equipment	46	114
Escrow deposit for acquisition	(5,000)	—
Distributions from unconsolidated partnership	—	1,683

Net cash used in investing activities	(46,445)	(31,789)

Cash flows from financing activities:
Payments of long-term debt	(16,691)	(39,350)
Proceeds from long-term debt	53,200	41,350
Cash distributions paid	(14,011)	(12,913)
Payments of debt issuance costs	(397)	—
General partner contribution	—	754
Follow on offering	—	34,016

Net cash provided by financing activities	22,101	23,857

Net decrease in cash and cash equivalents	(68)	(43)

Cash at beginning of period	3,184	2,270

Cash at end of period	$3,116	$2,227

Non-cash:
Financed portion of non-compete agreement	$—	$398

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2005.

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MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net Income	$4,846	$1,862	$11,320	$7,922
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	3,312	2,404	8,672	6,276
Proceeds from sale of property, plant and equipment	—	114	46	114
(Gain) Loss on sale of property, plant and equipment	—	(9)	—	(9)
Repayment of debt (1)	(291)	—	(291)	—
Amortization of deferred debt issue costs	145	240	396	725
Maintenance capital expenditures (2)	(938)	(1,462)	(3,178)	(3,694)
Distributions from unconsolidated partnership (3)	—	495	—	1,683
Equity in earnings of unconsolidated entities	(27)	359	(222)	(532)

Distributable cash flow	$7,047	$4,003	$16,743	$12,485

(1)	Represents a semi-annual payment by MMLP of principal on U.S. Government Guaranteed Ship Financing Bonds assumed in connection with the acquisition of the partnership interests in CF Martin Sulphur not owned by MMLP.

(2)	Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant, and equipment set forth in MMLP’s Consolidated and Condensed Statements of Cash Flows. For the three months ended September 30, 2005, MMLP had $25.7 million of total capital expenditures, of which $24.8 million was expansion capital expenditures and $0.9 million was maintenance capital expenditures. For the nine months ended September 30, 2005, MMLP had $36.3 million of capital expenditures of which $33.1 million was expansion capital expenditures and $3.2 million was maintenance capital expenditures. For the three months ended September 30, 2004, MMLP had $4.6 million of total capital expenditures, of which $3.2 million was expansion capital expenditures and $1.5 million was maintenance capital expenditures. For the nine months ended September 30, 2004, MMLP had $32.6 million of total capital expenditures, of which $28.9 million was expansion capital expenditures and $3.7 million was maintenance capital expenditures.

(3)	Distributions from unconsolidated partnership represents distributions received by MMLP from CF Martin Sulphur, L.P., in which MMLP owned an unconsolidated non-controlling 49.5% limited partnership interest until July 15, 2005, at which date CF Martin Sulphur became a wholly-owned subsidiary of MMLP. As reported in MMLP’s Consolidated and Condensed Statements of Cash Flows, MMLP received distributions of $1.7 million for the nine months ended September 30, 2004 from CF Martin Sulphur. MMLP received distributions of $0.5 million for the three months ended September 30, 2004 from CF Martin Sulphur.

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